SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 25, 2011

Desert Hawk Gold Corp.
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7723 North Morton Street, Spokane, WA	99208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 434-8161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2011, we entered into a Second Amendment to Investment Agreement with DMRJ Group I, LLC (“DMRJ Group”), which amended the Investment Agreement, dated as of July 14, 2010, as amended by that certain Amendment and Waiver dated as of November 8, 2010, (the “Investment Agreement”) pursuant to which, among other things, DMRJ Group has made available to us a senior secured term loan credit facility of up to $6,500,000.  This amendment allows us to make a further request for a term loan advance under the Investment Agreement of up to $125,000 without satisfying the provisions requiring us to meet certain milestones in connection with our Kiewit properties and permitting us to use the funds for working capital and ordinary course general corporate purposes not inconsistent with or prohibited by the Investment Agreement.  DMRJ Group also waived the prepayment of interest for this advance.  The advance is not deemed to be a Kiewit Advance, which means that it is not subject to the mandatory prepayment requirements under the Investment Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2011, we received the $125,000 term loan advance from DMRJ Group as described in Item 1.01 above.  This loan advance is evidenced by a promissory note due not later than July 14, 2012, and bearing interest of 15% per annum from the date of borrowing.  At the time we repay or prepay the advance, we are required to pay an additional amount equal to 20% of the principal amount being repaid or prepaid.    Pursuant to a Security Agreement dated July 14, 2010, we have secured the repayment of any advances made by DMRJ Group with all of our assets.

An event of default will occur under the terms of the Investment Agreement if any representation or warranty made by us in the transaction documents with DMRJ Group proves to be false or misleading in any material respect, if we fail to make required payments under the loan documents, if we fail to observe the covenants made in the agreement, if a change of control occurs, if a voluntary or involuntary insolvency action is commenced, or if a change of control of our company occurs.  In the case of an event of default, DMRJ Group may, upon prior written notice, terminate or suspend its commitment for further loan advances, declare the outstanding loan advances to be immediately due and payable, or exercise any other remedies legally available.  Upon an event of default, the interest rate on the outstanding principal amount increases to 25%.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Second Amendment to Investment Agreement dated February 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: March 2, 2011	By:	/s/ Robert E. Jorgensen
Robert E. Jorgensen, CEO